Forum Energy Technologies Announces
Fourth Quarter and Full Year 2024 Results and Outlook;
Delivers $92 Million of Operating Cash Flow
Full Year 2024 Highlights and 2025 Guidance
•Revenue: $816 million, a 10% year-over-year increase
•Orders: $780 million and book-to-bill ratio of 96%
•Net loss: $135 million
•Adjusted EBITDA: $100 million, a 49% increase from 2023
•Operating cash flow and free cash flow: $92 million and $105 million, respectively
•Shareholder return program: $2 million repurchased in January 2025
•2025 adjusted EBITDA guidance: $85 - $105 million
HOUSTON, TEXAS, February 20, 2025 - Forum Energy Technologies, Inc. (NYSE: FET) today announced fourth quarter 2024 revenue of $201 million and orders of $190 million. Fourth quarter net loss of $104 million includes a non-cash, pre-tax intangible asset impairment of $119 million and an $11 million tax valuation allowance release. Net loss for 2024 was $135 million, or $11.00 per diluted share. Adjusted net loss for the quarter was $6 million and $11 million for 2024.1
Neal Lux, President and Chief Executive Officer, remarked, “2024 was a fantastic year for FET. We began by closing the Variperm acquisition, which contributed meaningfully to our financial results. Consolidated revenue was up $78 million and adjusted EBITDA increased $33 million, resulting in a 42% incremental margin. EBITDA margin increased by over 300 basis points to 12%. This strong growth and our efficient working capital management generated free cash flow of $105 million, the highest since 2015.
“We ended the year refinancing our long-term debt, solidifying our balance sheet, and providing flexibility to return capital to shareholders. In December, we announced a $75 million share repurchase authorization and began executing this program in January. Going forward, we expect to allocate 50% of our free cash flow to net debt reduction, with the remainder to strategic investments, including share repurchases. With our confidence in the long-term outlook and a free cash flow yield well above our peers, we are unlikely to find a better investment than FET shares.

1 See Tables 1-6 for a reconciliation of GAAP to non-GAAP financial information, including a breakdown of adjusting items.

“During 2024, we implemented our “Beat the Market” strategy to grow profitable market share by focusing on niche markets, delivering innovative solutions, and leveraging our global manufacturing footprint. This strategy, combined with the Variperm acquisition, led to 15%ER market share growth as measured by revenue per global rig. With continued market share gains and a favorable long-term energy investment climate, FET is well positioned to increase revenue and free cash flow over time.
“In the near term, commodity prices remain range bound due to excess production capacity and slower demand growth. We expect global drilling and completion activity to be down 2% to 5% in 2025. Our forecast assumes we overcome most, if not all, of the activity decline through market share gains. Therefore, full year 2025 adjusted EBITDA and free cash flow guidance ranges are $85 to $105 million and $40 to $60 million, respectively.”
Segment Results (unless otherwise noted, comparisons are fourth quarter 2024 versus third quarter 2024)
Drilling and Completions segment revenue was $111 million, a 10% decrease, primarily related to lower capital equipment, wireline cable and coiled tubing sales due to the decline in U.S. completions activity. Orders were $103 million, or a book-to-bill ratio of 93%, on lower orders for drilling and stimulation-related capital equipment. Segment adjusted EBITDA was $10 million, a 34% decrease, resulting primarily from lower revenue and unfavorable product mix. The Drilling and Completions segment provides consumable products and capital equipment for drilling, subsea, coiled tubing, wireline, and stimulation markets.
Artificial Lift and Downhole segment revenue was $90 million, a 7% increase, primarily related to higher demand for our processing equipment technologies, as well as increased sales of our artificial lift products. Orders were $87 million, a 14% increase, due to elevated Production Equipment orders. Segment adjusted EBITDA was $19 million, an 11% increase, mainly due to higher sales of our artificial lift products and processing equipment technologies. The Artificial Lift and Downhole segment engineers, manufactures, and supplies products for well construction, artificial lift, and oil and natural gas processing.
FET® is a global manufacturing company, serving the oil, natural gas, industrial and renewable energy industries. With headquarters located in Houston, Texas, FET provides value added solutions aimed at improving the safety, efficiency, and environmental impact of our customers' operations. For more information, please visit www.f-e-t.com.

Non-GAAP Financial Measures
The Company presents its financial results in accordance with GAAP. However, management believes that non-GAAP measures are useful tools for evaluating the Company's overall financial performance. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for those prepared in accordance with GAAP and should, therefore, be considered only as a supplement. Please see the attached schedules for reconciliations between GAAP and the non-GAAP financial measures used in this press release.
Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including any statement about the Company's outlook, future financial position, liquidity and capital resources, operations, performance, cash flow, acquisitions, returns, capital expenditure budgets, new product development activities, strategic investments, share repurchases, costs and other guidance included in this press release.
These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Company Contact
Rob Kukla
Director of Investor Relations
281.994.3763
rob.kukla@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Three months ended
	December 31,		September 30,
(in millions, except per share information)	2024	2023	2024
Revenue	$201.0	$185.2	$207.8
Cost of sales	138.5	135.5	142.1
Gross profit	62.5	49.7	65.7
Operating expenses
Selling, general and administrative expenses	54.6	45.0	56.3
Transaction expenses	—	2.9	0.6
Impairment of intangible assets	119.1	—	—
Gain on sale-leaseback transactions and other	(4.4)	—	(0.1)
Total operating expenses	169.3	47.9	56.8
Operating income (loss)	(106.8)	1.8	8.9
Other expense (income)
Interest expense	6.4	4.6	7.7
Loss on extinguishment of debt	0.6	—	1.8
Foreign exchange losses (gains) and other, net	(6.6)	9.1	9.6
Total other expense	0.4	13.7	19.1
Loss before income taxes	(107.2)	(11.9)	(10.2)
Income tax expense (benefit)	(3.7)	4.9	4.6
Net income (loss) (1)	$(103.5)	$(16.8)	$(14.8)

Weighted average shares outstanding
Basic	12.3	10.2	12.3
Diluted	12.3	10.2	12.3

Loss per share
Basic	$(8.39)	$(1.64)	$(1.20)
Diluted	$(8.39)	$(1.64)	$(1.20)

(1) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated statements of net income (loss)
(Unaudited)

	Year ended
	December 31,
(in millions, except per share information)	2024	2023
Revenue	$816.4	$738.9
Cost of sales	561.4	534.7
Gross profit	255.0	204.2
Operating expenses
Selling, general and administrative expenses	219.3	180.4
Transaction expenses	7.7	2.9
Impairment of intangible assets	119.1	—
Loss (gain) on sale-leaseback transactions and other	(4.3)	0.2
Total operating expenses	341.8	183.5
Operating income (loss)	(86.8)	20.7
Other expense
Interest expense	31.5	18.3
Loss on extinguishment of debt	2.9	—
Foreign exchange losses and other, net	7.2	10.2
Total other expense	41.6	28.5
Loss before income taxes	(128.4)	(7.8)
Income tax expense	6.9	11.1
Net income (loss) (1)	$(135.3)	$(18.9)

Weighted average shares outstanding
Basic	12.3	10.2
Diluted	12.3	10.2

Loss per share
Basic	$(11.00)	$(1.85)
Diluted	$(11.00)	$(1.85)

(1) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets
(Unaudited)

(in millions of dollars)	December 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$44.7	$46.2
Accounts receivable—trade, net	153.9	146.7
Inventories, net	265.5	299.6
Other current assets	31.5	37.1
Total current assets	495.6	529.6
Property and equipment, net of accumulated depreciation	63.4	61.4
Operating lease assets	70.4	55.4
Goodwill and intangible assets, net	170.9	168.0
Other long-term assets	15.7	6.7
Total assets	$816.0	$821.1
Liabilities and equity
Current liabilities
Current portion of long-term debt	$1.9	$1.2
Other current liabilities	200.0	203.1
Total current liabilities	201.9	204.3
Long-term debt, net of current portion	186.5	129.6
Other long-term liabilities	107.8	74.5
Total liabilities	496.2	408.4
Total equity	319.8	412.7
Total liabilities and equity	$816.0	$821.1

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)

	Year ended
	December 31,
(in millions of dollars)	2024	2023
Cash flows from operating activities
Net loss	$(135.3)	$(18.9)
Depreciation and amortization	53.7	34.7
Impairment of intangible assets	119.1	—
Inventory write down	2.7	2.8
Loss on extinguishment of debt	2.9	—
Gain on sale-leaseback transactions	(4.9)	—
Other noncash items and changes in working capital	54.0	(10.4)
Net cash provided by operating activities	92.2	8.2

Cash flows from investing activities
Capital expenditures for property and equipment	(8.1)	(7.9)
Proceeds from sale of property and equipment	0.7	1.3
Acquisition of businesses, net of cash acquired	(150.4)	—
Proceeds from sale-leaseback transactions	20.3	—
Net cash used in investing activities	(137.5)	(6.6)

Cash flows from financing activities
Borrowings of debt	874.3	451.7
Repayments of debt	(819.5)	(453.0)
Repurchases of stock	—	(3.5)
Payments of withheld taxes on stock-based compensation plans	(1.1)	(2.5)
Deferred financing costs	(8.5)	(0.3)
Net cash provided by (used in) financing activities	45.2	(7.6)

Effect of exchange rate changes on cash	(1.4)	1.1
Net decrease in cash, cash equivalents and restricted cash	$(1.5)	$(4.9)

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported			As Adjusted (3)
	Three months ended			Three months ended
(in millions of dollars)	December 31, 2024	December 31, 2023	September 30, 2024	December 31, 2024	December 31, 2023	September 30, 2024
Revenue
Drilling and Completions	$111.1	$126.6	$123.6	$111.1	$126.6	$123.6
Artificial Lift and Downhole	89.9	58.6	84.2	89.9	58.6	84.2
Eliminations	—	—	—	—	—	—
Total revenue	$201.0	$185.2	$207.8	$201.0	$185.2	$207.8

Operating income (loss)
Drilling and Completions	$3.3	$4.0	$7.0	$3.8	$4.7	$7.3
Operating margin %	3.0%	3.2%	5.7%	3.4%	3.7%	5.9%
Artificial Lift and Downhole	12.9	7.4	10.8	13.1	7.4	10.8
Operating margin %	14.3%	12.6%	12.8%	14.6%	12.6%	12.8%
Corporate	(8.4)	(6.7)	(8.4)	(8.5)	(6.7)	(8.3)
Total segment operating income (loss)	7.8	4.7	9.4	8.4	5.4	9.8
Other items not in segment operating income (loss) (1)	(114.6)	(2.9)	(0.5)	(0.3)	—	—
Total operating income (loss)	$(106.8)	$1.8	$8.9	$8.1	$5.4	$9.8
Operating margin %	(53.1)%	1.0%	4.3%	4.0%	2.9%	4.7%

EBITDA (2)
Drilling and Completions	$(106.7)	$3.8	$4.5	$9.5	$12.1	$14.5
EBITDA margin %	(96.0)%	3.0%	3.6%	8.6%	9.6%	11.7%
Artificial Lift and Downhole	18.8	8.5	17.2	19.3	8.7	17.4
EBITDA margin %	20.9%	14.5%	20.4%	21.5%	14.8%	20.7%
Corporate	(0.8)	(10.9)	(10.6)	(6.6)	(5.4)	(6.1)
Total EBITDA	$(88.7)	$1.4	$11.1	$22.2	$15.4	$25.8
EBITDA margin %	(44.1)%	0.8%	5.3%	11.0%	8.3%	12.4%

(1) Includes transaction expenses, gain on sale-leaseback transaction and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 1 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)

	As Reported		As Adjusted (3)
	Year ended		Year ended
(in millions of dollars)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenue
Drilling and Completions	$470.8	$502.6	$470.8	$502.6
Artificial Lift and Downhole	345.7	236.3	345.7	236.3
Eliminations	(0.1)	—	(0.1)	—
Total revenue	$816.4	$738.9	$816.4	$738.9

Operating income (loss)
Drilling and Completions	$17.8	$19.4	$20.5	$20.9
Operating margin %	3.8%	3.9%	4.4%	4.2%
Artificial Lift and Downhole	48.9	31.6	49.1	32.1
Operating margin %	14.1%	13.4%	14.2%	13.6%
Corporate	(31.0)	(27.2)	(30.5)	(26.4)
Total segment operating income (loss)	35.7	23.8	39.1	26.6
Other items not in segment operating income (loss) (1)	(122.5)	(3.1)	(0.4)	0.6
Total operating income (loss)	$(86.8)	$20.7	$38.7	$27.2
Operating margin %	(10.6)%	2.8%	4.7%	3.7%

EBITDA (2)
Drilling and Completions	$(84.6)	$40.1	$49.2	$50.9
EBITDA margin %	(18.0)%	8.0%	10.5%	10.1%
Artificial Lift and Downhole	73.0	36.2	74.4	37.6
EBITDA margin %	21.1%	15.3%	21.5%	15.9%
Corporate	(31.6)	(31.1)	(23.6)	(21.4)
Total EBITDA	$(43.2)	$45.2	$100.0	$67.1
EBITDA margin %	(5.3)%	6.1%	12.2%	9.1%

(1) Includes transaction expenses, gain on sale-leaseback transaction and gain (loss) on disposal of assets and other.
(2) The Company believes that the presentation of EBITDA is useful to the Company's investors because EBITDA is an appropriate measure for evaluating the Company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, EBITDA is a widely used benchmark in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(3) Refer to Table 2 for schedule of adjusting items.

Forum Energy Technologies, Inc.
Supplemental schedule - Orders information
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2024	December 31, 2023	September 30, 2024
Orders
Drilling and Completions	$103.0	$113.8	$129.5
Artificial Lift and Downhole	87.0	46.5	76.3
Total orders	$190.0	$160.3	$205.8

Revenue
Drilling and Completions	$111.1	$126.6	$123.6
Artificial Lift and Downhole	89.9	58.6	84.2
Total revenue	$201.0	$185.2	$207.8

Book to bill ratio (1)
Drilling and Completions	0.93	0.90	1.05
Artificial Lift and Downhole	0.97	0.79	0.91
Total book to bill ratio	0.95	0.87	0.99

(1) The book-to-bill ratio is calculated by dividing the dollar value of orders received in a given period by the revenue earned in that same period. The Company believes that this ratio is useful to investors because it provides an indication of whether the demand for our products is strengthening or declining. A ratio of greater than one is indicative of improving market demand, while a ratio of less than one would suggest weakening demand. In addition, the Company believes the book-to-bill ratio provides more meaningful insight into future revenues for our business than other measures, such as order backlog, because the majority of the Company's products are activity based consumable items or shorter cycle capital equipment, neither of which are typically ordered by customers far in advance.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 1 - Adjusting items

	Three months ended
	December 31, 2024			December 31, 2023			September 30, 2024
(in millions, except per share information)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)	Operating income (loss)	EBITDA (1)	Net income (loss)
As reported	$(106.8)	$(88.7)	$(103.5)	$1.8	$1.4	$(16.8)	$8.9	$11.1	$(14.8)
% of revenue	(53.1)%	(44.1)%		1.0%	0.8%		4.3%	5.3%
Restructuring and other costs	0.9	0.9	0.9	0.7	0.7	0.7	0.3	0.3	0.3
Transaction expenses	—	—	—	2.9	2.9	2.9	0.6	0.6	0.6
Inventory and other working capital adjustments	(0.2)	(0.2)	(0.2)	—	—	—	—	—	—
Impairment of intangible assets	119.1	119.1	119.1	—	—	—	—	—	—
Stock-based compensation expense	—	2.0	—	—	1.2	—	—	2.2	—
Loss on extinguishment of debt	—	0.6	0.6	—	—	—	—	1.8	1.8
Loss (gain) on foreign exchange, net (2)	—	(6.6)	(6.6)	—	9.2	9.2	—	9.8	9.8
Gain on sale-leaseback transactions	(4.9)	(4.9)	(4.9)	—	—	—	—	—	—
Release of valuation allowance on deferred tax assets	—	—	(11.3)	—	—	—	—	—	—
As adjusted(1)	$8.1	$22.2	$(5.9)	$5.4	$15.4	$(4.0)	$9.8	$25.8	$(2.3)
% of revenue	4.0%	11.0%		2.9%	8.3%		4.7%	12.4%

Diluted shares outstanding as reported			12.3			10.2			12.3
Diluted shares outstanding as adjusted			12.3			10.2			12.3

Diluted EPS - as reported			$(8.39)			$(1.64)			$(1.20)
Diluted EPS - as adjusted			$(0.48)			$(0.39)			$(0.19)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 2 - Adjusting items

	Year ended
	December 31, 2024			December 31, 2023
(in millions, except per share information)	Operating (income) loss	EBITDA (1)	Net income (loss)	Operating (income) loss	EBITDA (1)	Net income (loss)
As reported	$(86.8)	$(43.2)	$(135.3)	$20.7	$45.2	$(18.9)
% of revenue	(10.6)%	(5.3)%		2.8%	6.1%
Restructuring and other costs	3.8	3.8	3.8	3.1	3.1	3.1
Transaction expenses	7.7	7.7	7.7	3.9	3.9	3.9
Inventory and other working capital adjustments	(0.2)	(0.2)	(0.2)	(0.5)	(0.5)	(0.5)
Impairment of intangible assets	119.1	119.1	119.1	—	—	—
Stock-based compensation expense	—	7.2	—	—	4.6	—
Loss on extinguishment of debt	—	2.9	2.9	—	—	—
Loss on foreign exchange, net (2)	—	7.6	7.6	—	10.8	10.8
Gain on sale-leaseback transactions	(4.9)	(4.9)	(4.9)	—	—	—
Release of valuation allowance on deferred tax assets	—	—	(11.3)	—	—	—
As adjusted (1)	$38.7	$100.0	$(10.6)	$27.2	$67.1	$(1.6)
% of revenue	4.7%	12.2%		3.7%	9.1%

Diluted shares outstanding as reported			12.3			10.2
Diluted shares outstanding as adjusted			12.3			10.2

Diluted EPS - as reported			$(11.00)			$(1.85)
Diluted EPS - as adjusted			$(0.86)			$(0.16)

(1) The Company believes that the presentation of EBITDA, adjusted EBITDA, adjusted operating loss, adjusted net loss and adjusted diluted EPS are useful to the Company's investors because (i) each of these financial metrics are useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the Company's normal operating results and (ii) EBITDA is an appropriate measure of evaluating the company's operating performance and liquidity that reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company's securities and making strategic acquisitions. In addition, these benchmarks are widely used in the investment community. See the attached separate schedule for the reconciliation of GAAP to non-GAAP financial information.

(2) Foreign exchange, net primarily relates to cash and receivables denominated in U.S. dollars by some of our non-U.S. subsidiaries that report in a local currency, and therefore the loss (gain) has no economic impact in dollar terms.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 3 - Adjusting Items

	Three months ended
(in millions of dollars)	December 31, 2024	December 31, 2023	September 30, 2024
EBITDA reconciliation (1)
Net income (loss)	$(103.5)	$(16.8)	$(14.8)
Interest expense	6.4	4.6	7.7
Depreciation and amortization	12.1	8.7	13.6
Income tax expense (benefit)	(3.7)	4.9	4.6
EBITDA	$(88.7)	$1.4	$11.1

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
Table 4 - Adjusting Items
	Year ended
(in millions of dollars)	December 31, 2024	December 31, 2023
EBITDA reconciliation (1)
Net income (loss)	$(135.3)	$(18.9)
Interest expense	31.5	18.3
Depreciation and amortization	53.7	34.7
Income tax expense	6.9	11.1
EBITDA	$(43.2)	$45.2

(1) The Company believes adjusted EBITDA is useful to investors because it is an appropriate measure of evaluating operating performance and liquidity. It reflects the resources available for strategic opportunities including, among others, investing in the business, strengthening the balance sheet, repurchasing the Company’s securities, and making strategic acquisitions. In addition, adjusted EBITDA is a widely used benchmark in the investment community.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 5 - Adjusting items

	Three months ended
(in millions of dollars)	December 31, 2024	December 31, 2023	September 30, 2024
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$38.5	$11.3	$25.6
Capital expenditures for property and equipment	(2.4)	(2.4)	(1.3)
Proceeds from sale of property and equipment	0.5	—	0.2
Proceeds from sale-leaseback transactions	20.3	—	—
Free cash flow, before acquisitions	$56.9	$8.9	$24.5

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Free cash flow
(Unaudited)
Table 6 - Adjusting items

	Year ended
(in millions of dollars)	December 31, 2024	December 31, 2023
Free cash flow, before acquisitions, reconciliation (1)
Net cash provided by operating activities	$92.2	$8.2
Capital expenditures for property and equipment	(8.1)	(7.9)
Proceeds from sale of property and equipment	0.7	1.3
Proceeds from sale-leaseback transactions	20.3	—
Free cash flow, before acquisitions	$105.1	$1.6

(1) The Company believes free cash flow, before acquisitions is an important measure because it encompasses both profitability and capital management in evaluating results.

Forum Energy Technologies, Inc.
Supplemental schedule - Product line revenue
(Unaudited)

	Three months ended
(in millions of dollars)	December 31, 2024		December 31, 2023		September 30, 2024
Revenue	$	%	$	%	$	%
Drilling	$35.5	17.6%	$41.6	22.5%	$35.8	17.2%
Subsea	18.6	9.3%	27.6	14.9%	20.9	10.1%
Stimulation and Intervention	31.1	15.5%	32.1	17.3%	38.0	18.3%
Coiled Tubing	25.9	12.9%	25.3	13.7%	28.9	13.9%
Drilling and Completions	111.1	55.3%	126.6	68.4%	123.6	59.5%

Downhole	51.5	25.6%	21.7	11.7%	50.6	24.4%
Production Equipment	21.7	10.8%	22.7	12.3%	18.0	8.7%
Valve Solutions	16.7	8.3%	14.2	7.6%	15.6	7.4%
Artificial Lift and Downhole	89.9	44.7%	58.6	31.6%	84.2	40.5%
Eliminations	—	—%	—	—%	—	—%
Total revenue	$201.0	100.0%	$185.2	100.0%	$207.8	100.0%